CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of JPMorgan Trust IV of our report dated August 24, 2021, relating to the financial statements and financial highlights, which appears in JPMorgan SmartRetirement Blend 2015 Fund’s (formerly, JPMorgan SmartSpendingSM 2015 Fund) Annual Report on Form N-CSR for the year ended June 30, 2021. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

March 9, 2022